Wachovia Securities
8739 Research Drive, URP4
Charlotte, NC 28288

                                                       WACHOVIA SECURITIES

1123 SERVICER'S CERTIFICATE

Reference is hereby made to that certain Pooling and Servicing Agreement dated as of November 1, 2006, by and among Citigroup Commercial Mortgage Securities INC, as Depositor, Wachovia Bank, National Association, as Master Servicer, Midland Loan Services, INC., as Master Servicer, LNR Partners, INC., as Special Servicer, and Wells Fargo Bank, National Association, as Trustee and LaSalle Bank National Association, as Certificate Administration with respect to Commercial Mortgage Pass-Through Certificates, Series 2006-C5 (the "Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.

Pursuant to Section 3.13 of this Agreement, Timothy Ryan and Marilyn Addison, Managing Director of Customer Relationship Management and Director of Compliance Third Party Oversight, do hereby certify that:

1.
A review of the activities of the Trustee, the Certificate Administrator, Master Servicer, the Special Servicer, or such Additional item 1123 Servicer during the period from November 1, 2006 to December 31, 2006, and of its performance per the Agreement during such period has been made under our supervision; and

2.
To the best of our knowledge, based on such review, the Trustee, the Master Servicer, the Certificate Administrator, the Special Servicer, or such Additional item 1123 Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout the period November 1, 2006, through December 31, 2006;

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 10th day of March 2007.

/s/ Timothy Ryan	/s/ Marilyn Addison, Director
Timothy Ryan, Managing Director	Marilyn Addison, Director
Wachovia Bank National Association	Wachovia Bank National Association

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